EX-99.j.i

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Dimensional ETF Trust of our report dated October 28, 2020, relating to the financial statements of Dimensional US Core Equity Market ETF, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
November 9, 2020